United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2008 (June 22, 2008)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On June 22, 2008, the management of ePlus inc. (the "Company") and the Audit Committee of the Company's Board of Directors determined that the Company should restate its previously issued Condensed Consolidated Statement of Cash Flows for the quarter ended December 31, 2007.  The Company engaged in certain transactions involving the sale of direct financing and operating leases. Several groups of operating leases sold were funded with non-recourse debt by the same lenders to whom the Company sold the leases.  The purchase price for the sales consisted of cash proceeds of $893 thousand and a direct reduction of the related non-recourse debt in the amount of $11,400 thousand.  The previously issued Condensed Consolidated Statement of Cash Flows for the nine month period ended December 31, 2007 inappropriately presented the direct reduction of the non-recourse debt as cash from operating activities and cash used in financing activities as if we had received cash proceeds for the full amount. The Company also retained a residual value in a portion of the sales of leased equipment of $653 thousand which was inappropriately classified.

The Company has concluded to restate its Condensed Consolidated Statement of Cash Flows for the nine months ended December 31, 2007 in order to restate (i) the cash flows from operating activities to reflect a gain on the sale of operating lease equipment and a change in other assets to properly classify the residual value of the operating lease equipment in connection with the sale, (ii) the cash flows from investing activities to show the proceeds received from the sale, (iii) the cash flows from financing activities to reduce the repayments on non-recourse borrowings and (iv) the noncash investing and financing activities to reflect the direct non-cash repayment of the non-recourse debt. Accordingly, the previously issued Condensed Consolidated Statement of Cash Flows for the nine months ended December 31, 2007 included in the Form 10-Q filed on May 5, 2008 should no longer be relied upon.

This restatement does not impact the Company's previously reported net change in cash and cash equivalents in its Condensed Consolidated Statement of Cash Flows for the nine months ended December 31, 2007. Additionally, this restatement does not impact the Company's Condensed Consolidated Balance Sheets or Condensed Consolidated Statements of Operations for any period presented.

As a result of the errors described above, management has evaluated its internal controls over financial reporting and concluded that the Company has a material weakness in its internal control over financial reporting related to the process for the preparation and review of the Condensed Consolidated Statement of Cash Flows. Such conclusion requires management to revise its evaluation of the design and operating effectiveness of its disclosure controls and procedures that is included in the Form 10-Q filed on May 5, 2008.

The Company's management and the Audit Committee of the Board of Directors of the Company discussed the matters disclosed in this Item 4.02(a) with the Company's independent registered public accounting firm.

The Company intends to file a Form 10-Q/A for the quarter ended December 31, 2007 as soon as practicable to reflect the restatement and internal control related matters described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: June 26, 2008	Chief Financial Officer

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